UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 1, 2007
Date of earliest event reported: April 27, 2007
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15395	52-2187059

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11 WEST 42ND STREET NEW YORK, NY		10036

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 27, 2007, the Compensation Committee of the Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Company”) approved a modification to the Company’s employment letter agreement with Robin Marino, the Company’s President-Merchandising, increasing her annual target bonus from 70% to 80% of her base salary. Ms. Marino’s employment letter was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated June 10, 2005, as amended by a side letter filed as an exhibit to the Company’s Current Report on Form 8-K dated October 25, 2006.
In recognition of Ms. Marino’s ongoing efforts and accomplishments in connection with strategically diversifying the merchandising business, the Company’s Compensation Committee also approved a grant to Ms. Marino of 20,000 shares of restricted stock, which shares will vest ratably over three years.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT	DESCRIPTION
10.1	Letter Agreement between Martha Stewart Living Omnimedia, Inc. and Robin Marino

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC. (Registrant)
Date: May 1, 2007	By:	/s/ John R. Cuti
John R. Cuti General Counsel